Exhibit 99.1

Company Contact:
Dana Grosser
SEI
+1 610-676-2459
dgrosser@seic.com
Pages: 1

FOR IMMEDIATE RELEASE

SEI Board of Directors Declares Dividend

OAKS, Pa., May 24, 2017 - The Board of Directors of SEI Investments Company (NASDAQ: SEIC) today declared a regular semi-annual dividend of $.28 (twenty-eight cents) per share. The cash dividend will be payable to shareholders of record on June 7, 2017, with a payment date of June 16, 2017.

About SEI
SEI (NASDAQ:SEIC) is a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of March 31, 2017, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $779 billion in hedge, private equity, mutual fund and pooled or separately managed assets, including $297 billion in assets under management and $478 billion in client assets under administration. For more information, visit seic.com.

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